UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2010

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 25, 2010, TravelCenters of America LLC, or the Company, entered into an amended and restated business management and shared services agreement, or the business management agreement, with Reit Management & Research LLC, or Reit Management, which agreement amended and restated the preexisting management and shared services agreement between the Company and Reit Management.

Under the business management agreement, the Company continues to engage Reit Management to provide the Company with business management and shared services substantially consistent with the services provided to the Company by Reit Management historically.  The fee payable by the Company to Reit Management for the services Reit Management provides under the business management agreement remains at the sum of (i) 0.6% of the gross fuel margin and (ii) 0.6% of the total non-fuel revenues of the Company and its subsidiaries determined in accordance with generally accepted accounting principles in the United States.  In addition, under the business management agreement, the Company continues to be obligated to reimburse Reit Management for certain expenses incurred in connection with services rendered under the agreement.

The term of the business management agreement initially expires on December 31, 2010, and automatically renews for successive one year terms annually thereafter unless notice of non-renewal is given by the Company or Reit Management before the end of an applicable term.  Either party may terminate the business management agreement upon 60 days’ prior written notice and Reit Management may terminate the business management agreement upon five business days’ notice if the Company undergoes a change of control, as determined under the business management agreement.  In addition, either party may terminate the business management agreement for a violation of the business management agreement by the other party which remains uncured 30 days after notice of default or in the case of certain bankruptcy, insolvency or related matters regarding the other party.

The business management agreement provides that Reit Management generally may not directly or indirectly provide advice or assistance to competitors of the Company but otherwise does not prevent or restrict Reit Management from engaging in any other activities or businesses or from providing management services to any other person or entity, including providing management services to Hospitality Properties Trust, the Company’s principal landlord, related to properties owned or acquired by Hospitality Properties Trust which may be leased, operated or managed by the Company or by competitors of the Company.

The business management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies and provides that neither party may assign the business management agreement without the written consent of the other party, except that Reit Management may assign the business management agreement to certain successors which remain under the control of one or more persons who controlled the operations of Reit Management immediately prior to the assignment.

The terms of the business management agreement described above were reviewed, approved and adopted by the compensation committee of the board of directors of the Company, which is comprised solely of independent directors.

The foregoing description of the business management agreement is not complete and is subject to and qualified in its entirety by reference to the amended and restated business management and shared services agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

One of the Company’s Managing Directors, Barry Portnoy, is the Chairman and majority owner of Reit Management.  His son, Adam Portnoy, is the other owner of Reit Management and is a director, President and Chief Executive Officer of Reit Management.  The Company’s other Managing Director, President and Chief Executive Officer and the Company’s Executive Vice President, Chief Financial Officer and Treasurer are also officers of Reit Management.

The Company currently owns approximately 14.29% of the outstanding equity of Affiliates Insurance Company, or Affiliates Insurance.  The other shareholders of Affiliates Insurance are Reit Management and five other companies to which Reit Management provides management services, and all of the Company’s directors are also directors of Affiliates Insurance.  Reit Management provides certain management and administrative services to Affiliates Insurance, and an affiliate of Reit Management, RMR Advisors, Inc., acts as Affiliates Insurance’s investment adviser.

The Company understands that Reit Management and the other companies to which Reit Management provides management services also have certain other relationships with each other, including business, property management and lease arrangements.  In addition, officers of Reit Management serve as officers of other companies managed by Reit Management.  Information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the Securities and Exchange Commission. Mr. Barry Portnoy is a managing director or managing trustee of the other publicly traded companies to which Reit Management provides management services, including Hospitality Properties Trust, a landlord of the Company.  Mr. Adam D. Portnoy is also a managing trustee of some of those other companies, including Hospitality Properties Trust.  In addition, the Company’s Independent Directors also serve as directors or trustees of certain of those other companies.

The Company was formerly a 100% owned subsidiary of Hospitality Properties Trust until the Company’s spin off from Hospitality Properties Trust on January 31, 2007.  The Company has numerous continuing relationships with Hospitality Properties Trust, including lease arrangements.  Hospitality Properties Trust currently is the Company’s principal landlord and owns 1,540,000 of the Company’s outstanding common shares.  Reit Management provides management services to Hospitality Properties Trust.

For further information regarding certain relationships and related transactions with respect to the Company, its directors and officers, and Reit Management, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (including the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Party Transactions”), Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Related Party Transactions”), and Proxy Statement for the 2009 annual meeting of shareholders of the Company (including the section captioned “Related Person Transactions and Company Review of Such Transactions”).

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2010, the board of directors of the Company amended the Company’s Amended and Restated Limited Liability Company Agreement, or the LLC Agreement.  The amendment to the LLC Agreement amends Section 9.7(a)(2) of the LLC Agreement to provide that: (a) generally, notice of shareholder nominations or other proposals must be given to the Company no later than 5:00 p.m. on the one hundred twentieth (120th) day nor earlier than 5:00 p.m. on the one hundred fiftieth (150th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; and (b) in the event that an annual meeting of the Company is called for a date that is more than 30 days earlier or later than the first anniversary of the preceding year’s annual meeting, notice of shareholder nominations or other proposals must be given to the Company no later than 5:00 p.m. on the 10th day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made.

Also on January 25, 2010, the board of directors of the Company adopted amended and restated bylaws of the Company.  Those amended and restated bylaws amend Section 2.14.1(b) of the bylaws to conform to the amendments made to Section 9.7(a)(2) the LLC Agreement, which amendments are described in the immediately preceding paragraph.

The foregoing description of the amendment to the LLC Agreement and the Company’s amended and restated bylaws is not complete and is subject to and qualified in its entirety by reference to the amendment to the LLC Agreement and the amended and restated bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and are each incorporated herein by reference.  In addition, a marked copy of the Company’s amended and restated bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of those amended and restated bylaws is attached as Exhibit 3.3.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated January 25, 2010

3.2	Amended and Restated Bylaws of TravelCenters of America LLC adopted January 25, 2010

3.3	Amended and Restated Bylaws of TravelCenters of America LLC adopted January 25, 2010 (marked copy)

10.1	Amended and Restated Business Management and Shared Services Agreement, dated as of January 25, 2010, by and between TravelCenters of America LLC and Reit Management & Research LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ ANDREW J. REBHOLZ
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 28, 2010

EXHIBIT INDEX

Exhibit	Description

3.1	Amendment to Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated January 25, 2010

3.2	Amended and Restated Bylaws of TravelCenters of America LLC adopted January 25, 2010

3.3	Amended and Restated Bylaws of TravelCenters of America LLC adopted January 25, 2010 (marked copy)

10.1	Amended and Restated Business Management and Shared Services Agreement, dated as of January 25, 2010, by and between TravelCenters of America LLC and Reit Management & Research LLC